Kraton Performance Polymers, Inc. Fourth Quarter 2014 Earnings Conference Call February 25, 2015

Forward Looking Statement Disclaimer Kraton Fourth Quarter 2014 Earnings Call 2 This presentation includes forward-looking statements that reflect our plans, beliefs, expectations and current views with respect to, among other things, future events and financial performance. Forward-looking statements are often characterized by the use of words such as “outlook,” “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions, including the matters described under the caption “Selected 2015 Estimates.” All forward-looking statements in this presentation are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. These risks and uncertainties are more fully described in our latest Annual Report on Form 10-K, including but not limited to “Part I, Item 1A. Risk Factors” and “Part I, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” therein, and in our other filings with the Securities and Exchange Commission, and include, but are not limited to, risks related to: our expectations regarding the start-up of our semi-works facility in Belpre, Ohio and its role in future innovation programs; conditions in the global economy and capital markets; declines in raw material costs; our reliance on LyondellBasell Industries for the provision of significant operating and other services; the failure of our raw materials suppliers to perform their obligations under long-term supply agreements, or our inability to replace or renew these agreements when they expire; limitations in the availability of raw materials we need to produce our products in the amounts or at the prices necessary for us to effectively and profitably operate our business; competition in our end-use markets, from other producers of SBCs and from producers of products that can be substituted for our products; our ability to produce and commercialize technological innovations; our ability to protect our intellectual property, on which our business is substantially dependent; hazards inherent to the chemical manufacturing business; other risks, factors and uncertainties described in this presentation and our other reports and documents; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we assume no obligation to update such information in light of new information or future events.

GAAP Disclaimer 3 This presentation includes the use of both GAAP and non-GAAP financial measures. The non-GAAP financial measures are EBITDA, Adjusted EBITDA, Adjusted Gross Profit and Adjusted Net Income attributable to Kraton (or earnings per share). Tables included in this presentation and our earnings release reconcile each of these non-GAAP financial measures with the most directly comparable GAAP financial measure. For additional information on the impact of the spread between the FIFO basis of accounting and estimated current replacement cost (“ECRC”), see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. We consider these non-GAAP financial measures to be important supplemental measures of our performance and believe they are frequently used by investors, securities analysts and other interested parties in the evaluation of our performance including period- to-period comparisons and/or that of other companies in our industry. Further, management uses these measures to evaluate operating performance, and our incentive compensation plan bases incentive compensation payments on our Adjusted EBITDA performance, along with other factors. These non-GAAP financial measures have limitations as analytical tools and in some cases can vary substantially from other measures of our performance. You should not consider them in isolation, or as a substitute for analysis of our results under GAAP in the United States. For EBITDA, these limitations include: EBITDA does not reflect the significant interest expense on our debt; EBITDA does not reflect the significant depreciation and amortization expense associated with our long-lived assets; EBITDA included herein should not be used for purposes of assessing compliance or non-compliance with financial covenants under our debt agreements. The calculation of EBITDA in our debt agreements includes adjustments, such as extraordinary, non- recurring or one-time charges, proforma cost savings, certain non-cash items, turnaround costs, and other items included in the definition of EBITDA in our debt agreements; and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. As an analytical tool, Adjusted EBITDA is subject to all the limitations applicable to EBITDA. We prepare Adjusted EBITDA by eliminating from EBITDA the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC, but you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, due to volatility in raw material prices, Adjusted EBITDA may, and often does, vary substantially from EBITDA and other performance measures, including net income calculated in accordance with U.S. GAAP; and Adjusted EBITDA may, and often will, vary significantly from EBITDA calculations under the terms of our debt agreements and should not be used for assessing compliance or non-compliance with financial covenants under our debt agreements. Because of these and other limitations, EBITDA and Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. As a measure of our performance, Adjusted Gross Profit is limited because it often will vary substantially from gross profit calculated in accordance with U.S. GAAP due to volatility in raw material prices. Finally, we prepare Adjusted Net Income attributable to Kraton by eliminating from net income the impact of a number of items we do not consider indicative of our on-going performance, including the spread between FIFO and ECRC. Our presentation of non-GAAP financial measures and the adjustments made therein should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, and in the future we may incur expenses or charges similar to the adjustments made in the presentation of our non-GAAP financial measures. Kraton Fourth Quarter 2014 Earnings Call

Fourth Quarter 2014 Overview 4 Kraton Fourth Quarter 2014 Earnings Call ($ millions, except volume and per share data) Q4 2014 Q4 2013 Change Sales volume (kT) 72.2 74.3 (2.9)% Revenue $ 276.0 $ 290.4 $ (14.3) Net income (loss) attributable to Kraton $ (17.4) $ 4.9 $ (22.3) Earnings (loss) per diluted share $ (0.54) $ 0.15 $ (0.69) Adjusted earnings per diluted share(1) $ 0.16 $ 0.30 $ (0.14) Adjusted EBITDA(1) $ 31.7 $ 35.0 $ (3.3) Net cash provided by operating activities $ 48.6 $ 47.4 $ 1.2 (1) See Non-GAAP reconciliations included in the appendix to this presentation.

Full Year 2014 Overview 5 Kraton Fourth Quarter 2014 Earnings Call ($ millions, except volume and per share data) 2014 2013 Change Sales volume (kT) 305.6 313.5 (2.5)% Revenue $ 1,230.4 $ 1,292.1 $ (61.7) Net income (loss) attributable to Kraton $ 2.4 $ (0.6) $ 3.0 Earnings (loss) per diluted share $ 0.07 $ (0.02) $ 0.09 Adjusted earnings per diluted share(1) $ 1.16 $ 1.20 $ (0.04) Adjusted EBITDA(1) $ 147.2 $ 140.9 $ 6.3 Net cash provided by operating activities $ 29.9 $ 105.5 $ (75.6) (1) See Non-GAAP reconciliations included in the appendix to this presentation.

72% 81% 28% 19% 2013 2014 Differentiated Innovation Medical 94% Industrial 6% CariflexTM 6 Kraton Fourth Quarter 2014 Earnings Call Portfolio Composition 2014 Revenue by Geography 2014 Revenue by Application ($ millions) Q4’13 Q4’14 Revenue $31.5 $34.0  Sales volume increased 13.8% on higher sales into surgical glove and other medical applications  Currency movements adversely impacted revenue by $3.1 million ($ millions) 2013 2014 Revenue $116.0 $138.6  Sales volume increased 24.1%, led by surgical glove, and to a lesser extent, condom and medical stopper applications  Currency movements adversely impacted revenue by $2.8 million  Average selling prices decreased, reflecting lower average costs for isoprene Asia 89% Europe 10% North America 1%

26% 24% 53% 53% 21% 23% 2013 2014 Standard Differentiated Innovation Specialty Polymers 7 Kraton Fourth Quarter 2014 Earnings Call ($ millions) Q4’13 Q4’14 Revenue $85.7 $94.9  Sales volume increased 18.4%, primarily in lubricant additive and industrial applications  Average selling prices decreased, reflecting lower average butadiene costs  Currency movements adversely impacted revenue by $3.0 million ($ millions) 2013 2014 Revenue $412.0 $412.4  Sales volume increased 4.6% on growth in lubricant additives, cable gel and polymer modification applications, partially offset by lower volume into personal care applications  Average selling prices decreased, associated with lower average raw material costs  Currency movements adversely impacted revenue by $1.1 million 2014 Revenue by Geography 2014 Revenue by Application Portfolio Composition Asia 30% Europe 27% North America 42% South America 1% Other 22% Personal Care 12% Polymod 13% Lubricant Additives 20% Cable Gels 9% Medical 8% Adhesives and Coatings 7% Consumer 4% Industrial 5%

Asia 8% Europe 47% North America 35% South America 10% 65% 62% 25% 26% 10% 12% 2013 2014 Standard Differentiated Innovation Performance Products 8 Kraton Fourth Quarter 2014 Earnings Call ($ millions) Q4’13 Q4’14 Revenue $173.0 $147.0  Sales volume decreased 9.8% on lower sales into paving, roofing and packaging & industrial adhesive applications  Average selling prices decreased, associated with lower average raw material costs for butadiene and isoprene  Currency movements adversely impacted revenue by $8.4 million ($ millions) 2013 2014 Revenue $762.9 $678.9  Sales volume decreased 6.2% on lower sales into paving, roofing and packaging & industrial adhesive applications  Average selling prices decreased, associated with lower average raw material costs  Currency movements adversely impacted revenue by $7.5 million 2014 Revenue by Geography 2014 Revenue by Application Paving 26% Roofing 18% Personal Care 20% Packaging & Industrial Adhesives 19% Other 10% Industrial 7% Portfolio Composition

46% 43% 39% 40% 15% 17% 2013 2014 Standard Differentiated Innovation Cariflex 11% Specialty Polymers 34% Performance Products 55% Kraton Portfolio Overview 9 Kraton Fourth Quarter 2014 Earnings Call 2014 Revenue by Geography 2014 Revenue by Product Group ($ millions) Q4’13 Q4’14 Revenue $290.4 $276.0  The revenue impact of a 2.9% reduction in sales volume was largely offset by favorable sales mix  Average sales price decreased, largely due to lower sales prices associated with reduction in monomer costs  Currency movements adversely impacted revenue by $14.4 million ($ millions) 2013 2014 Revenue $1,292.1 $1,230.4  The revenue impact of a 2.5% reduction in sales volume was largely offset by favorable sales mix  Average sales prices decreased, largely due to lower sales prices associated with reduction in monomer costs  Currency movements adversely impacted revenue by $11.4 million Asia 25% Europe 36% North America 34% South America 5% Portfolio Composition

Q4 2014 Sales Volume and Revenue 10 Kraton Fourth Quarter 2014 Earnings Call 74.3 72.2 40 60 80 100 120 140 Q4'13 Q4'14 Q4 2013 to Q4 2014 ($ in millions) Q4’14 Sales Volume (kT) Q4’14 Revenue  Sales volume of 72.2 kT, down 2.2 kT or 2.9% compared to 74.3 kT in Q4 2013  Cariflex sales volume up 13.8% on higher sales into surgical glove and other medical applications  Specialty Polymers sales volume up 18.4% on higher sales into lubricant additive and industrial applications  Performance Products sales volume down 9.8% on lower sales into roofing and paving applications  Sales revenue down $14.3 million or 4.9% compared to Q4 2013  Favorable sales mix significantly offset the impact of lower sales volume  Lower average sales prices were associated with lower average costs for raw materials $290 $276 $5 $(4) $(15) Q4 2013 Volume/Mix Price F/X / Other Q4 2014

313.5 305.6 275 315 355 2013 2014 2014 Sales Volume and Revenue 11 Kraton Fourth Quarter 2014 Earnings Call 2013 to 2014 ($ in millions) 2014 Sales Volume (kT) 2014 Revenue  Sales volume of 305.6 kT, down 7.9 kT or 2.5% compared to 313.5 kT in 2013  Cariflex sales volume up 24.1% compared to 2013 on higher sales into surgical glove, and to a lesser extent, condom and medical stopper applications  Specialty Polymers sales volume up 4.6% compared to 2013, with increase led by higher sales into lubricant additives, cable gels and polymer modification applications  Performance Products sales volume down 6.2% compared to 2013 on lower sales into paving, roofing and adhesive applications  Revenue down $61.7 million or 4.8% compared to 2013  Favorable sales mix served to offset impact of lower sales volume in Performance Products  Lower average sales prices were associated with lower average raw material costs $1,292 $1,230 $2 $(51) $ (13) 2013 Volu e/ Mix Price FX / Other 2014

Adjusted Gross Profit

	Three months ended December 31		Twelve months ended December 31	
	2014	2013	2014	2013
	(In thousands)		(In thousands)	
Gross Profit	$ 44,090	$ 58,610	$ 237,067	$ 225,832
Add (deduct):				
Restructuring and other charges [(a)]	93	135	651	218
Production downtime[(b)]	(1,518)	-	9,905	3,506
Impairment of spare parts inventory [(c)]	430	-	430	-
Spread between FIFO and ECRC	15,763	7,276	9,255	30,737
	$ 58,858	$ 66,021	$ 257,308	$ 260,293
Sales volume (kilotons)	72.2	74.3	305.6	313.5
Adjusted Gross Profit per Ton (Dollars)	$ 816	$ 888	$ 842	$ 830

(a) Severance expenses and other restructuring related charges.
(b) In 2014, weather-related production downtime at our Belpre, Ohio, facility and an operating disruption from a small fire at our Berre, France, facility. In 2013, production downtime at our Belpre, Ohio facility, in preparation for the installation of natural gas boilers to replace the coal-burning boilers required by the MACT legislation. The fourth quarter of 2014 reflects a reduction of production downtime costs related to a partial insurance recovery and change in total estimated costs.
(c) Impairment of spare parts inventory associated with the coal-burning boilers which are planned for decommissioning in 2015.

Kraton
Giving Innovators Their Edge
Kraton Fourth Quarter 2014 Earnings Call 12

Fourth Quarter and Full Year 2014 Adjusted EBITDA and Earnings per Share 13 Kraton Fourth Quarter 2014 Earnings Call Adjusted EBITDA (1) Adjusted Earnings Per Share 3 months ended 12/31/2014 3 months ended 12/31/2013 GAAP EPS $ (0.54) $ 0.15 Special items (1) 0.22 0.24 Valuation allowance (1) - (0.31) Spread between FIFO and ECRC (1) 0.48 0.22 Adjusted EPS (1) $ 0.16 $ 0.30 12 months ended 12/31/2014 12 months ended 12/31/2013 GAAP EPS $ 0.07 $ (0.02) Special items (1) 0.86 0.59 Valuation allowance (1) (0.05) (0.31) Spread between FIFO and ECRC (1) 0.28 0.94 Adjusted EPS (1) $ 1.16 $ 1.20 $141 $147 $ (3) $20 $ (51) $21 $8 2013 Vol./Mix Price COGS SAR FX/Other 2014 $35 $32 $9 $(4) $(9) $3 $(2) Q4 2013 Volume/Mix Price COGS SAR FX/Other Q4 2014 (1) See Non-GAAP reconciliations included in the appendix to this presentation.

Cash Flow and Balance Sheet 14 Kraton Fourth Quarter 2014 Earnings Call  ABL availability at 12/31/14 of $191.6 million and total liquidity(1) of $237.4 million  Net debt(1) of $306.1 million at 12/31/14  Net debt(1) to TTM Adjusted EBITDA(2) was 2.1x at 12/31/14 3 months ended 12 months ended ($ millions) 12/31/2014 12/31/2014 Kraton KFPC Consol. Kraton KFPC Consol. Operating cash flow $49.8 $(1.2) $48.6 $40.5 $(10.6) $29.9 Investing activities $(19.8) $(10.5) $(30.3) $(70.1) $(44.3) $(114.4) Financing activities $(18.7) - $(18.7) $(23.9) $(0.5) $(24.4) Foreign currency impact $(5.8) $(2.3) $(8.1) $(9.7) $(3.4) $(13.1) Beginning cash $40.3 $22.0 $62.3 $109.1 $66.8 $175.9 Ending cash $45.8 $8.0 $53.8 $45.8 $8.0 $53.8 Debt $351.9 - $351.9 $351.9 - $351.9 Net debt $306.1 $(8.0) $298.1 $306.1 $(8.0) $298.1 (1) Excludes cash in KFPC joint venture of $8.0 million. (2) Please refer to Non-GAAP reconciliations included in the appendix to this presentation.

Share Repurchase Program 15 Share repurchase program announced October 28, 2014  $50 million authorization  2 year program, with shares to be repurchased through open market transactions at prevailing market prices, privately negotiated transactions, or through a trading program under rule 10b5-1 Through February 23, 2015, Kraton has repurchased a total of 1.3 million shares of common stock at an average price of $18.91 per share for a total cost of $25.0 million (excluding trading commissions)  Represents a 4% reduction in share count since September 30, 2014 Kraton Fourth Quarter 2014 Earnings Call

Selected 2015 Estimates(1) 16 Kraton Fourth Quarter 2014 Earnings Call (1) Management's estimates. These estimates are forward-looking statements and speak only as of February 25, 2015. Management assumes no obligation to update these estimates in light of new information or future events. (2) Interest expense (net of capitalized interest of $3.9 million) (3) Does not include capital expenditures of the KFPC joint venture, which are estimated to be $130 - $140 million in 2015., and does not include capitalized interest. Research & development $32 million SG&A $91 million Depreciation and amortization $66 million Interest expense $24 million(2) 2015 Income Tax Expense $7 million Capex $60 - $65 million(3) Q1 2015 negative spread between FIFO and ECRC $30 - 35 million ($ millions) Q1 Q2 Q3 Q4 Year 2015 Turnaround Costs $3.1 $7.0 $1.8 $0.4 $12.3 2014 Turnaround Costs $0.8 $1.3 $2.8 $4.5 $9.4

Appendix February 25, 2015 17 Kraton Fourth Quarter 2014 Earnings Call

Adjusted Net Income and Adjusted Earnings per Share

($ thousands, except per share amounts)	Three months ended December 31, 2014				Three months ended December 31, 2013			
	Income (Loss) Before Income Tax	Income Taxes	Noncontrolling Interest	Diluted EPS	Income (Loss) Before Income Tax	Income Taxes	Noncontrolling Interest	Diluted EPS
GAAP Earnings (Loss)	$ (16,068)	$ 1,713	$ (351)	$ (0.54)	$ (3,535)	$ (8,259)	$ (175)	$ 0.15
Retirement plan charges [a]	399	8	-	0.01	-	-	-	-
Restructuring and other charges [b]	2,300	78	-	0.07	572	46	-	0.02
Transaction and acquisition related costs [c]	763	15	-	0.03	7,105	-	-	0.22
Impairment of long-lived assets [d]	4,731	95	-	0.14	-	-	-	-
Impairment of spare parts inventory [e]	430	9	-	0.01	-	-	-	-
Production downtime [f]	(1,732)	(35)	-	(0.05)	-	-	-	-
KFPC startup costs [g]	571	96	238	0.01	-	-	-	-
Change in valuation allowance [h]	-	(84)	-	-	-	10,065	-	(0.31)
Spread between FIFO and ECRC	15,763	239	-	0.48	7,276	2	-	0.22
Adjusted Earnings (Loss)	$ 7,157	$ 2,134	$ (113)	$ 0.16	$ 11,418	$ 1,854	$ (175)	$ 0.30

	Twelve months ended December 31, 2014				Twelve months ended December 31, 2013			
	Income Before Income Tax	Income Taxes	Noncontrolling Interest	Diluted EPS	Income (Loss) Before Income Tax	Income Taxes	Noncontrolling Interest	Diluted EPS
GAAP Earnings (Loss)	$ 6,328	$ 5,118	$ (1,209)	$ 0.07	$ (4,862)	$ (3,887)	$ (357)	$ (0.02)
Retirement plan charges [a]	399	8	-	0.01	-	-	-	-
Restructuring and other charges [b]	2,953	204	-	0.08	815	74	-	0.02
Transaction and acquisition related costs [c]	9,585	192	-	0.29	9,164	-	-	0.28
Impairment of long-lived assets [d]	4,731	95	-	0.14	-	-	-	-
Impairment of spare parts inventory [e]	430	9	-	0.01	-	-	-	-
Production downtime [f]	10,291	135	-	0.31	3,506	-	-	0.11
KFPC startup costs [g]	1,911	325	793	0.02	-	-	-	-
Change in valuation allowance [h]	-	1,769	-	(0.05)	-	10,065	-	(0.31)
Settlement of interest rate swap [i]	-	-	-	-	697	-	-	0.02
Write-off of debt issuance cost [j]	-	-	-	-	5,065	-	-	0.16
Spread between FIFO and ECRC	9,255	64	-	0.28	30,737	(3)	-	0.94
Adjusted Earnings (Loss)	$ 45,883	$ 7,919	$ (416)	$ 1.16	$ 45,122	$ 6,249	$ (357)	$ 1.20

a) Charges associated with the termination of the defined benefit restoration pension plan, which are primarily recorded in selling, general and administrative expenses.
b) Severance expenses and other charges which are primarily recorded in selling, general and administrative expenses.
c) Primarily professional fees related to the terminated Combination Agreement with LCY, which are recorded in selling, general and administrative expenses.
d) $2.4 million was related to engineering and design assets for projects we determined were no longer economically viable; $1.4 million was related to information technology and office assets associated with fourth quarter restructuring activities; and $0.9 million was related to other long-lived assets.
e) Impairment of spare parts inventory associated with the coal-burning boilers which are planned for decommissioning in 2015 which is recorded in cost of goods sold.
f) In 2014, weather-related production downtime at our Belpre, Ohio, facility and an operating disruption from a small fire at our Berre, France, facility, of which $9.9 million is recorded in cost of goods sold and $0.4 million is recorded in selling general and administrative expenses. In 2013, production downtime at our Belpre, Ohio, facility, in preparation for the installation of natural gas boilers to replace the coal-burning boilers required by the MACT legislation, which is recorded in cost of goods sold. The fourth quarter of 2014 reflects a reduction of production downtime costs related to a partial insurance recovery and change in total estimated costs.
g) Startup costs related to the joint venture company, KFPC, which are recorded in selling, general and administrative expenses.
h) Income tax (expense) benefit related to a portion of the change in our valuation allowance for deferred tax assets.
i) Interest expense related to the termination and settlement of an interest rate swap agreement in connection with the refinancing of our credit facility.
j) Interest expense related to the write-off of unamortized debt issuance costs in connection with the refinancing of our credit facility.

Kraton
Giving Innovators Their Edge

Kraton Fourth Quarter 2014 Earnings Call 18

Reconciliation of Net Income Attributable to Kraton to Non-GAAP Financial Measures

Unaudited ($ thousands, except per share amounts)	Three months ended December 31, 2014			
	As Reported	Other Adjustments	FIFO to ECRC Adjustment	Adjusted
Revenue	$ 276,039	$ -	$ -	$ 276,039
Cost of goods sold	231,949	996 (a)	(15,763)	217,182
Gross profit	44,090	(996)	15,763	58,857
Operating expenses:				
Research & Development	7,634	(16) (b)	-	7,618
Selling, general and administrative	25,337	(3,711) (c)	-	21,626
Depreciation and amortization	16,612	-	-	16,612
Impairment of long-lived assets	4,731	(4,731) (d)	-	-
Total operating expenses	54,314	(8,458)	-	45,856
Earnings of unconsolidated joint venture	83	-	-	83
Interest expenses, net	5,927	-	-	5,927
Income (loss) before income taxes	(16,068)	7,462	15,763	7,157
Income tax expense	1,713	182 (e)	239	2,134
Consolidated net income (loss)	(17,781)	7,280	15,524	5,023
Net income (loss) attributable to noncontrolling interest	(351)	238 (f)	-	(113)
Net income (loss) attributable to Kraton	$ (17,430)	$ 7,042	$ 15,524	$ 5,136
Earnings (loss) per common share:				
Basic	$ (0.54)	$ 0.22	$ 0.48	$ 0.16
Diluted	$ (0.54)	$ 0.22	$ 0.48	$ 0.16
Weighted average common shares outstanding:				
Basic	31,907	31,907	31,907	31,907
Diluted	31,907	32,160	32,160	32,160

a) $1.5 million reduction of production downtime costs related to a partial insurance recovery and true up of accruals, partially offset by $0.1 million in restructuring and other charges and $0.4 million in impairment of spare parts inventory. The fourth quarter of 2014 reflects a reduction of production downtime costs related to a partial insurance recovery and change in total estimated costs.

b) Charges associated with the termination of the defined benefit restoration pension plan.

c) $2.2 million in restructuring and other charges, $0.8 million in transaction costs, $0.4 million of charges associated with the termination of the defined benefit restoration plan, and $0.6 million in KFPC startup costs, partially offset by a $0.2 million reduction of production downtime costs related to a partial insurance recovery and change in total estimated costs.

d) Impairment of engineering, information technology, office, and other long-lived assets.

e) Valuation allowance and tax effect of other adjustments.

f) KFPC startup costs.

Kraton Fourth Quarter 2014 Earnings Call 19

Reconciliation of Net Income Attributable to Kraton to Non-GAAP Financial Measures 20 Kraton Fourth Quarter 2014 Earnings Call Unaudited Three months ended December 31, 2013 ($ thousands, except per share amounts) Other FIFO to ECRC As Reported Adjustments Adjustment Adjusted Revenue $ 290,362 $ - $ - $ 290,362 Cost of goods sold 231,752 (135) (a) (7,276) 224,341 Gross profit 58,610 135 7,276 66,021 Operating expenses: Research & Development 8,242 - - 8,242 Selling, general and administrative 32,010 (7,542) (b) - 24,468 Depreciation and amortization 16,529 - - 16,529 Total operating expenses 56,781 (7,542) - 49,239 Earnings of unconsolidated joint venture 158 - - 158 Interest expenses, net 5,522 - - 5,522 Income (loss) before income taxes (3,535) 7,677 7,276 11,418 Income tax expense (benefit) (8,259) 10,111 (c) 2 1,854 Consolidated net income (loss) 4,724 (2,434) 7,274 9,564 Net loss attributable to noncontrolling interest (175) - - (175) Net income (loss) attributable to Kraton $ 4,899 $ (2,434) $ 7,274 $ 9,739 Earnings (loss) per common share: Basic $ 0.15 $ (0.07) $ 0.22 $ 0.30 Diluted $ 0.15 $ (0.07) $ 0.22 $ 0.30 Weighted average common shares outstanding: Basic 32,111 32,111 32,111 32,111 Diluted 32,439 32,439 32,439 32,439 a) Restructuring and other charges. b) $7.1 million in transaction costs and $0.4 million in restructuring and other charges. c) Valuation allowance and tax effect of other adjustments.

Reconciliation of Net Income Attributable to Kraton to Non-GAAP Financial Measures 21 Kraton Fourth Quarter 2014 Earnings Call Unaudited Twelve months ended December 31, 2014 ($ thousands, except per share amounts) Other FIFO to ECRC As Reported Adjustments Adjustment Adjusted Revenue $ 1,230,433 $ - $ - $ 1,230,433 Cost of goods sold 993,366 (10,986) (a) (9,255) 973,125 Gross profit 237,067 10,986 9,255 257,308 Operating expenses: Research & Development 31,370 (16) (b) - 31,354 Selling, general and administrative 104,209 (14,567) (c) - 89,642 Depreciation and amortization 66,242 - - 66,242 Impairment of long-lived assets 4,731 (4,731) (d) - - Total operating expenses 206,552 (19,314) - 187,238 Earnings of unconsolidated joint venture 407 - - 407 Interest expenses, net 24,594 - - 24,594 Income before income taxes 6,328 30,300 9,255 45,883 Income tax expense 5,118 2,737 (e) 64 7,919 Consolidated net income 1,210 27,563 9,191 37,964 Net income (loss) attributable to noncontrolling interest (1,209) 793 (f) - (416) Net income attributable to Kraton $ 2,419 $ 26,770 $ 9,191 $ 38,380 Earnings per common share: Basic $ 0.07 $ 0.82 $ 0.28 $ 1.18 Diluted $ 0.07 $ 0.81 $ 0.28 $ 1.16 Weighted average common shares outstanding: Basic 32,163 32,163 32,163 32,163 Diluted 32,483 32,483 32,483 32,483 a) $9.9 million in production downtime, $0.7 million in restructuring and other charges, and $0.4 million in impairment of spare parts inventory. b) Charges associated with the termination of the defined benefit restoration pension plan. c) $9.6 million in transaction costs, $2.3 million in restructuring and other charges, $1.9 million related to KFPC startup costs, $0.4 million of charges associated with the termination of the defined benefit restoration plan, and $0.4 million in production downtime. d) Impairment of engineering, information technology, office, and other long-lived assets. e) Valuation allowance and tax effect of other adjustments. f) KFPC startup costs.

Reconciliation of Net Income Attributable to Kraton to Non-GAAP Financial Measures 22 Kraton Fourth Quarter 2014 Earnings Call Unaudited Twelve months ended December 31, 2013 ($ thousands, except per share amounts) Other FIFO to ECRC As Reported Adjustments Adjustment Adjusted Revenue $ 1,292,121 $ - $ - $ 1,292,121 Cost of goods sold 1,066,289 (3,274) (a) (30,737) 1,031,828 Gross profit 225,832 3,724 30,737 260,293 Operating expenses: Research & Development 32,014 - - 32,014 Selling, general and administrative 105,558 (9,761) (b) - 95,797 Depreciation and amortization 63,182 - - 63,182 Total operating expenses 200,754 (9,761) - 190,993 Earnings of unconsolidated joint venture 530 - - 530 Interest expenses, net 30,470 (5,762) (c) - 24,708 Income (loss) before income taxes (4,862) 19,247 30,737 45,122 Income tax expense (benefit) (3,887) 10,139 (d) (3) 6,249 Consolidated net income (loss) (975) 9,108 30,740 38,873 Net loss attributable to noncontrolling interest (357) - - (357) Net income (loss) attributable to Kraton $ (618) $ 9,108 $ 30,740 $ 39,230 Earnings (loss) per common share: Basic $ (0.02) $ 0.28 $ 0.95 $ 1.21 Diluted $ (0.02) $ 0.28 $ 0.94 $ 1.20 Weighted average common shares outstanding: Basic 32,096 32,096 32,096 32,096 Diluted 32,096 32,357 32,357 32,357 a) $3.5 million in production downtime and $0.2 million in restructuring and other charges. b) $9.2 million in transaction costs and $0.6 million in restructuring and other charges. c) $5.1 million write-off of debt issuance costs and $0.7 million related to the termination and settlement of an interest rate swap agreement associated with replacing and refinancing our previous credit facility. d) Valuation allowance and tax effect of other adjustments.

Reconciliation of Net Income Attributable to Kraton to EBITDA and Adjusted EBITDA

$ in Thousands	Three months ended 12/31/2014	Three months ended 12/31/2013	Twelve months ended 12/31/2014	Twelve months ended 12/31/2013
Net income (loss) attributable to Kraton	$ (17,430)	$ 4,899	$ 2,419	$ (618)
Net loss attributable to noncontrolling interest	(351)	(175)	(1,209)	(357)
Consolidated net income (loss)	(17,781)	4,724	1,210	(975)
Add:				
Interest expense, net	5,927	5,522	24,594	30,470
Income tax expense (benefit)	1,713	(8,259)	5,118	(3,887)
Depreciation and amortization expenses	16,612	16,529	66,242	63,182
EBITDA	6,471	18,516	97,164	88,790
Add (deduct):				
Retirement plan charges [a]	399	-	399	-
Restructuring and other charges [b]	2,300	572	2,953	815
Transaction and acquisition related costs[c]	763	7,105	9,585	9,164
Impairment of long-lived assets [d]	4,731	-	4,731	-
Impairment of spare parts inventory [e]	430	-	430	-
Production downtime[f]	(1,732)	-	10,291	3,506
KFPC startup costs[g]	571	-	1,911	-
Non-cash compensation expense [h]	2,007	1,532	10,475	7,894
Spread between FIFO and ECRC	15,763	7,276	9,255	30,737
Adjusted EBITDA	$ 31,703	$ 35,001	$ 147,194	$ 140,906

a) Charges associated with the termination of the defined benefit restoration pension plan, which are primarily recorded in selling, general and administrative expenses.
b) Severance expenses and other charges, which are primarily recorded in selling, general and administrative expenses.
c) Primarily professional fees related to the terminated Combination Agreement with LCY, which are recorded in selling, general and administrative expenses.
d) $2.4 million related to engineering and design assets for projects we determined were no longer economically viable; $1.4 million related to information technology and office assets associated with fourth quarter restructuring activities; and $0.9 million related to other long-lived assets.
e) Impairment of spare parts inventory associated with the coal-burning boilers which are planned for decommissioning in 2015 which is recorded in cost of goods sold.
f) In 2014, weather-related production downtime at our Belpre, Ohio, facility and an operating disruption from a small fire at our Berre, France, facility, of which $9.9 million is recorded in cost of goods sold and $0.4 million is recorded in selling general and administrative expenses. In 2013, production downtime at our Belpre, Ohio facility, in preparation for the installation of natural gas boilers to replace the coal-burning boilers required by the MACT legislation, which is recorded in cost of goods sold. The fourth quarter of 2014 reflects a reduction of production downtime costs related to a partial insurance recovery and change in total estimated costs.
g) Startup costs related to the joint venture company, KFPC, which are recorded in selling, general and administrative expenses.
h) For the three months and year ended December 31, 2014, $1.7 million and $9.0 million was recorded in selling, general, and administrative expenses, $0.2 million and $0.9 million was recorded in research and development expenses, and $0.1 million and $0.6 million was recorded in cost of goods sold. Prior to the second quarter 2013, all non-cash compensation expenses were recorded in selling, general and administrative expenses. For the three months and year ended December 31, 2013, $1.3 million and $7.1 million was recorded in selling, general, and administrative expenses, $0.1 million and $0.5 million was recorded in research and development expenses, and $0.1 million and $0.3 million was recorded in cost of goods sold.

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Kraton Fourth Quarter 2014 Earnings Call 23

Monomer Volatility 24 Kraton Fourth Quarter 2014 Earnings Call Quarterly Difference Between Inventory Valuation at FIFO and at ECRC ($ Millions) Adjusted Gross Profit(1) (1) Please refer to the reconciliation between Gross Profit and Adjusted Gross Profit included in the appendix to this presentation. $3.4 $14.0 ($37.6) ($10.2) ($0.5) ($2.3) ($20.7) ($7.3) $4.0 $4.3 ($1.8) ($15.8) Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 $792 $820 $1,010 $743 $772 $802 $859 $888 $887 $866 $802 $816 Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Annual Difference Between Inventory Valuation at FIFO and at ECRC ($ Millions) $12.1 $66.3 ($30.5) ($30.7) ($9.3) 2010 2011 2012 2013 2014

Reconciliation of Gross Profit to Adjusted Gross Profit(1)

($ millions)	Q1'12	Q2'12	Q3'12	Q4'12	Q1'13	Q2'13	Q3'13	Q4'13	Q1'14	Q2'14	Q3'14	Q414
Gross Profit @ FIFO	$75.5	$73.5	$42.8	$39.7	$59.9	$59.9	$47.5	$58.6	$57.1	$72.1	$63.8	$44.1
FIFO to ECRC	($3.4)	($14.0)	$37.6	$10.2	$0.5	$2.3	$20.7	$7.3	($4.0)	($4.3)	$1.8	$15.8
Restructuring and other charges	-	$1.0	-	-	-	-	$0.1	$0.1	$0.5	$0.1	-	$ 0.1
Production downtime	-	-	-	-	-	-	$3.5	-	$12.4	-	$(1.0)	$(1.5)
Impairment of spare parts inventory	-	-	-	-	-	-	-	-	-	-	-	$0.4
Storm related charges	-	$2.8	($0.3)	-	-	-	-	-	-	-	-	-
Property tax dispute	$5.6	-	-	-	-	-	-	-	-	-	-	-
Settlement gain	($6.8)	-	-	-	-	-	-	-	-	-	-	-
Adjusted Gross Profit	$71.0	$63.3	$80.1	$49.9	$60.4	$62.2	$71.7	$66.0	$66.0	$67.8	$64.7	$58.9
Sales Volume (Kilotons)	89.6	77.2	79.3	67.2	78.2	77.5	83.5	74.3	74.4	78.4	80.7	72.2
Adjusted Gross Profit per ton	$792	$820	$1,010	$743	$772	$802	$859	$888	$887	$866	$802	$816

(1) Adjusted gross profit is gross profit net of the impact of the spread between the FIFO basis of accounting and ECRC and excluding certain discrete items listed in the table above. Although we report our financial results using the FIFO basis of accounting, as part of our pricing strategy, we measure our business performance using the estimated current replacement cost ("ECRC") of our inventory and cost of goods sold. In addition, volatility in the cost of raw materials affects our results of operations and the period-over-period comparability of our results of operations. Therefore, we provide Adjusted Gross Profit as another supplemental measure of our performance. We believe this adjustment provides helpful information to investors, securities analysts and other interested parties in the evaluating period-over-period comparisons of our performance. For further information on the differences between FIFO and ECRC, see our most recent annual report on Form 10-K.

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Kraton Fourth Quarter 2014 Earnings Call 25

Historical Revenue by Product Group

(Unaudited)
$ Thousands

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014
Performance Products	$ 167,852	$ 183,974	$ 180,122	$ 146,982	$ 678,930
Specialty Polymers	108,346	110,463	98,742	94,884	412,435
Cariflex	35,363	29,242	39,958	34,032	138,596
Other	95	88	148	141	472
Total	$ 311,656	$ 323,767	$ 318,971	$ 276,039	$ 1,230,433

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013
Performance Products	$ 199,484	$ 194,951	$ 195,533	$ 172,971	$ 762,939
Specialty Polymers	113,287	110,073	102,940	85,709	412,009
Cariflex	27,029	29,244	28,231	31,499	116,003
Other	307	275	405	183	1,170
Total	$ 340,107	$ 334,543	$ 327,109	$ 290,362	$ 1,292,121

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	FY 2012
Performance Products	$ 245,636	$ 221,131	$ 210,624	$ 173,371	$ 850,762
Specialty Polymers	138,380	124,588	107,580	93,712	464,260
Cariflex	22,645	29,805	24,193	29,255	105,898
Other	1,652	232	342,635	80	2,202
Total	$ 408,313	$ 375,756	$ 342,635	$ 296,418	$ 1,423,122

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Kraton Fourth Quarter 2014 Earnings Call 26

Kraton Performance Polymers, Inc. Fourth Quarter 2014 Earnings Conference Call February 25, 2015